U.S. SECURITIES AND EXCHANGE COMMISSION
 	Washington, D.C. 20549

	FORM 8-K


	CURRENT REPORT UNDER SECTION 13 OR 15(d)
	OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: September 30, 1997

_________________________________________________________________

	3D IMAGE TECHNOLOGY, INC.
	(Exact name of Registrant as specified in its charter)


Delaware				                  33-27627	                   76-0265438
(State of incorporation)		(Commission File Number)	    (IRS Employer ID)

5172-G Brook Hollow Parkway, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)


Registrant's telephone number,	(770) 416-8848
including area code:


	(Former name and former address, if changed since last report)






                  3D IMAGE TECHNOLOGY, INC.

TABLE OF CONTENTS                         											Page

Item 1.	Termination of Olajuwon Venture Capital, Inc.		1
Subscription Agreement


Item 2.	Appointment of New Interim Chairman and CEO		2


Item 3.	Closing of Amsterdam Laboratory				2

Item 4.	Termination of Hakeen Olajuwon Endorsement 		2
       		Agreement


Exhibit 1	Agreement dated September 25, 1997				3







































Item 1.	Termination of Olajuwon Venture Capital, Inc.
	Subscription Agreement

On September 25, 1997, Registrant entered into an Agreement with Olajuwon Venture Capital, Inc. of Houston, Texas, terminating the Subscription Agreements for 7,600,000 common shares for $3,800,000 and 900,000 common shares for $450,000, dated May 16,
1997 and May 20, 1997, respectively. Under the terms of the Agreement, promissory notes issued by Olajuwon Venture Capital, Inc. in the amounts of $3,800,000 and $450,000 in payment of the Subscription amounts and share certificates issued to Olajuwon Venture Capital, Inc. for 7,600,000 shares and 900,000 shares also have been canceled. Akinola Olajuwon, President of Olajuwon Venture Capital, Inc. also resigned as Chairman, Chief Executive Officer and a director. This action resulted from Olajuwon Venture Capital, Inc. default under the promissory notes and Subscription
Agreements for failure to pay the promissory notes when due under their terms.

On May 12, 1997, Registrant and Olajuwon Holdings, Inc.
entered into an Acquisition and Financing Agreement under which Olajuwon Holdings, Inc. agreed to invest $3,800,000 in the Registrant for 7,600,000 shares (subsequently increased to a total of $4,250,000 for 8,500,000 shares) in return for control of Registrant. The new capital was to be contributed in agreed installments as needed for the working capital needs of Registrant, with the full remaining balance due on December 31, 1997. Simultaneously, Image Technology International, Inc., former parent of Registrant, agreed to grant an option to Olajuwon Holdings, Inc. to acquire 6,500,000 shares of Registrant's common stock held by Image Technology International, Inc. and to grant a proxy to Olajuwon Holdings, Inc. to vote the option shares during the option period.

By assignments dated May 20, 1997, Olajuwon Holdings, Inc.
assigned its rights and obligations under these agreements to Olajuwon Venture Capital, Inc. and the transaction closed on May 20, 1997. At the closing, Olajuwon Venture Capital, Inc. executed two promissory notes, in the amounts of $3,800,000 and $450,000, in satisfaction of the Subscription Agreements dated May 16 and May 20, 1997, and stock certificates for 7,600,000 and 900,000 shares of Registrant's common stock were issued to Olajuwon Venture Capital, Inc. These newly issued shares together with the proxy granted by Image Technology International, Inc. to vote the 6,500,000 option shares, resulted in Olajuwon Venture Capital, Inc. acquiring voting control of Registrant. Akinola Olajuwon, President of Olajuwon Venture Capital, Inc. was elected a director, Chairman and Chief Executive Officer.


During the period from May 20, 1997 through September 25,
1997, the Registrant's Board of Directors determined that the working capital needs of Registrant were approximately $1,800,000, but Olajuwon Venture Capital, Inc. was unable to contribute any amounts in excess of $197,000 to meet its obligations under the two promissory notes. As a result of Olajuwon Venture Capital, Inc. failure to meet its obligations under the promissory notes, Registrant was forced to cancel pending purchase orders for cameras for delivery in the Fourth Quarter for lack of working capital to build the cameras to satisfy this order. This canceled order represents approximately $1,500,000 in lost sales revenues. The funds required to build the cameras for these purchase orders were included in the working capital needs of $1,800,000 determined by Registrant's Board of Directors.

Registrant's Board of Directors, determined that Olajuwon
Venture Capital, Inc. was in default under the two promissory notes and voted to terminate the Subscription Agreements and cancel the shares issued to Olajuwon Venture Capital, Inc. As a result of this action, the option and proxy to vote the 6,500,000 option shares terminated automatically by their terms. Akinola Olajuwon also agreed to resign as a director, Chairman and Chief Executive officer of Registrant.

The Agreement dated September 25, 1997 confirms the cancellation of the promissory notes, Subscription Agreements and share certificates and provides that Olajuwon Venture Capital, Inc. will be entitled to receive 394,000 shares of Registrant's common stock in return for the $197,000 actually contributed by it.


Item 2.	New Interim Chairman and Chief Executive Officer.

As a result of the resignation of Akinola Olajuwon as Chairman and Chief Executive Officer of Registrant, the Registrant's Board of Directors appointed Breckenridge McKinley as Interim Chairman.
The Board also appointed Bruce Herstowski as Chief Executive Officer. Mr. Herstowski already served as President, and will continue in that position.

Item 3.	Closing of Amsterdam Laboratory.


Effective September 20, 1997, the Board of Directors completed the closing of the Company's Amsterdam photofinishing laboratory due to continuing operating losses. The Board determined that the high cost of doing business in The Netherlands compared to the cost of photofinishing in the Atlanta photofinishing facility made it more efficient and cost effective to handle all photofinishing at one location. The estimated savings from closing the Amsterdam laboratory are $20,000 per month. The printer processors and other laboratory equipment in Amsterdam have been shipped to the Atlanta laboratory where it will be placed in service to increase capacity.


Item 4. Termination of Hakeem Olajuwon Endorsement Agreement:


	On September 25, 1997, the Registrant gave notice of termination of our endorsement agreement entered into in June 1997 with Hakeem Inc. for product endorsement and personal appearance services of Hakeem Olajuwon.
 No services had been performed under this agreement and no compensation
had been paid by Registrant.   The agreement provided for compensation
based on warrants to purchase shares of Registrant for $1.00 and $1.50 per share for the two year term of the agreement, and the agreement would became effective on issuing of the warrants. No warrants were ever issued.


Exhibits


Exhibit 1. Agreement dated September 25, 1997, with attachments.


October 3, 1997



/s/Bruce Herstowski
   		 President

This Agreement is made and entered into this 25 day of September, 1997 between 3D Image Technology, Inc., a Delaware corporation with its principal office located in Atlanta, Georgia (TDIT) and Olajuwon Venture Capital, Inc., a Texas corporation with its principal office located in Houston, Texas (OVC).
WHEREAS, TDIT and Olajuwon Holdings, Inc. (OHI) entered into an Acquisition and Financing Agreement dated May 12, 1997 (Exhibit A), an Option Agreement dated May 16, 1997 (Exhibit B), and a
Subscription Agreement dated May 16, 1997 (Exhibit C); and
WHEREAS, by Assignments dated May 20, 1997 (Exhibit D), OHI assigned it rights and obligations under the Acquisition and Financing Agreement, the Option Agreement and the Subscription Agreement to OVC; and
WHEREAS, on May 20, 1997, OVC executed a second Subscription
Agreement (Exhibit E) and two separate promissory notes in favor of TDIT, one in the principal amount of $3,800,000 (Exhibit F) and one in the principal amount of $450,000 (Exhibit G); and

WHEREAS, TDIT issued to OVC a share certificate for 7,600,000 shares of its common stock under the May 16, 1997 Subscription Agreement (Exhibit C) on receipt of the Promissory Note in the principal amount of $3,800,000 (Exhibit F), and a share certificate for 900,000 shares of its common stock under the May 20, 1997 Subscription Agreement (Exhibit E) on receipt of the Promissory Note in the principal amount of $450,000 (Exhibit G) and OVC, pledged the 7,600,000 share certificate and the 900,000 share certificate as security for the promissory notes; and,
WHEREAS, OVC has not fully funded the promissory notes (Exhibit
F and G) in accordance with their terms;
NOW, THEREFORE, for valuable consideration, the receipt and
sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.	Release from Promissory Notes. OVC acknowledges and agrees
that it has not funded the Promissory Notes dated May 20 and May 21, 1997 and desires to be released from further obligation to TDIT under the promissory notes (Exhibits F and G). TDIT hereby releases and discharges OVC from any further liability to TDIT under the promissory notes, to the extent not paid.
2.	Conveyance of Shares.  Simultaneously with the execution of
this Agreement by all parties, OVC hereby agrees to endorse and deliver to TDIT for cancellation, the share certificates for 7,600,000 and 900,000 shares of common stock of TDIT issued to OVC in consideration for the promissory notes.
3.	Issue of New Shares.  Immediately upon the cancellation of the share certificates for 7,600,000 and 900,000 shares of common stock of TDIT, TDIT shall cause to be issued a new share certificate for 394,000 shares of common stock in recognition of the partial payment of $197,000 by OVC on the Promissory Note dated May 21, 1997 (Exhibit G).

4.	Confirmation of Release of OHI. TDIT hereby confirms that
upon its approval of the assignment by OHI to OVC of the Subscription Agreement attached hereto as Exhibit C it released and discharged OHI from any and all liability under said
Subscription Agreement.
5.	Release of OVC. TDIT hereby confirms that it will release
and discharge OVC from any and all liability under the Subscription Agreements attached hereto as Exhibits C and E on the earlier of the following occurrences: (1) Approval of the release by a majority of the shareholders of TDIT at a shareholder meeting held on or before December 31, 1997 or (2) acceptance of an alternate investment in the amount of not less than $3,800,000 from another source.
IN WITNESS WHEREOF, the parties hereto have put their respective hands and seals this 25 day of September, 1997.

3D Image Technology, Inc.		Olajuwon Venture Capital, Inc.

By: /s/ Bruce Herstowski			By: /s/ Aikinola Olajuwon
         President						                  President